Exhibit 99.1

August 4, 2022

VIA E-MAIL

Dr. Yutaka Niihara

CEO and Chairman of the Board

Emmaus Life Sciences, Inc.

21250 Hawthorne Blvd., Suite 800

Torrance, CA 90503

Re: Resignation

Dear Yutaka:

For the reasons that I have expressed to you in our recent communications, I feel that it is necessary that I resign from the Board and from my associated position on the Audit Committee. I hereby do so.

As you know, I believe very much in the mission of the Company, and I wish you all the best.

Sincerely,

/s/ Robert Dickey Robert Dickey IV

cc:     Dale E. Short, General Counsel, Emmaus Life Sciences, Inc.

Yasushi Nagasaki, CFO, Emmaus Life Sciences, Inc.